Exhibit 10.20.2

RATIFICATION OF LIMITED GUARANTIES

This Ratification of Limited Guaranties is signed effective January 12, 2018, by GARY B. HUMPHREYS and MARTIN W. ROBERTSON (collectively “Guarantors”) in connection with the Revolving Loan made by PLAINSCAPITAL BANK (“Lender”) to LONESTAR PROSPECTS, LTD. (“Borrower”), a Texas limited partnership. The Revolving Loan is defined in and governed by the Amended and Restated Loan Agreement dated January 12, 2018, between Borrower and Lender, as now or hereafter amended, restated, replaced, supplemented, or otherwise modified, from time to time (collectively the “Loan Agreement”). Capitalized terms not otherwise defined have the meanings assigned in the Loan Agreement.

1.    Guaranties. Each of the Guarantors is legally obligated under a Fourth Restated Limited Guaranties dated September 3, 2015, executed by each of the respective Guarantors in favor of Lender in connection with the Loans to Borrower (collectively the “Guaranties”).

2.    Amendment. Each of the Guaranties is hereby amended so that any reference to “Loan Agreement” shall mean the Amended and Restated Loan Agreement dated January 12, 2018, between Borrower and Lender, as now or hereafter amended, restated, replaced, supplemented, or otherwise modified, from time to time.

3.    Ratification. Each of the Guarantors consents to the Loan Agreement and the Revolving Loan in the maximum amount of $40,000,000.00, and ratifies and confirms their respective Guaranty, acknowledges that their Guaranty is valid, subsisting, and binding upon the respective Guarantors, and agrees that their Guaranty guarantees payment of the Loans (including the Revolving Loan), and the Notes (including the Revolving Note).

4.    Notice of Final Agreement. As of the effective date of this Notice, Borrower, Guarantors, and Lender have consummated a transaction pursuant to which Lender has agreed to make a loan or loans to Borrower, to renew and extend an existing loan or loans to Borrower, and to otherwise extend credit or make financial accommodations to or for the benefit of Borrower, in an aggregate amount up to $40,000,000.00 (collectively, whether one or more, the “Loans”).

In connection with the Loans, Borrower and Lender and the undersigned Guarantors have executed and delivered and may hereafter execute and deliver certain agreements, instruments, and documents (collectively hereinafter referred to as the “Written Loan Agreement”).

It is the intention of Borrower, Lender, and Guarantors that this Notice be incorporated by reference into each of the written agreements, instruments, and documents comprising the Written Loan Agreement. Borrower, Lender, and Guarantors each warrant and represent that the entire agreement made and existing by or among Borrower, Lender, and Guarantors with respect to the Loan is and shall be contained within the Written Loan Agreement, as amended and supplemented hereby, and that no agreements or promises exist or shall exist by or among Borrower, Lender, and Guarantors that are not reflected in the Written Loan Agreement.

THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

Effective as of the date stated above.

ACKNOWLEDGED AND AGREED:

/s/ Gary B. Humphreys
GARY B. HUMPHREYS

/s/ Martin W. Robertson
MARTIN W. ROBERTSON

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